329,000 Common Units

             KINDER MORGAN ENERGY PARTNERS, L.P.

            Representing Limited Partner Interests


                     UNDERWRITING AGREEMENT


                                                                 August 18, 1997


PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

     Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to sell common units representing limited partner interests in the Partnership (the "Common Units") in an aggregate amount of 329,000 Common Units (the "Units") to PaineWebber Incorporated (the "Underwriter").

            The initial public offering price per Common Unit for the Units and the purchase price per Common Unit for the Units to be paid by the Underwriter shall be agreed upon by the Partnership and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Partnership and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Units will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

            Each of the Partnership, Kinder Morgan Operating L.P. "A", a Delaware limited partnership ("Operating Partnership-A"), Kinder Morgan Operating L.P. "B", a Delaware limited partnership ("Operating Partnership-B" and with Operating Partnership-A, the "Operating Partnerships"), and Kinder Morgan G.P., Inc., a Delaware corporation (in its individual capacity and in its capacity as the general partner of the Partnership and each of the Operating Partnerships, the "General Partner") confirms as follows its agreements with the Underwriter. The General Partner, the Partnership and the Operating Partnerships are collectively referred to herein as the "Kinder Morgan Entities."

            1.    Agreement to Sell and Purchase.

            (a) On the basis of the representations, warranties and agreements of the Partnership herein contained and subject to all the terms and conditions of this Agreement, the Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Partnership, at the purchase price per Common Unit for the Units to be agreed upon by the Underwriter and the Partnership in accordance with Section 1(c) hereof and set forth in the Price Determination Agreement, the Units.

            (b) The initial public offering price per Common Unit for the Units and the purchase price per Common Unit for the Units to be paid by the Underwriter shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof.

            2. Delivery and Payment. Delivery of the Units shall be made to the Underwriter at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Partnership to the Underwriter at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Units to the public is made by the Underwriter or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Partnership and the Underwriter (such date is hereinafter referred to as the "Closing Date").

            Certificates evidencing the Units shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request at least two business days prior to the Closing Date by written notice to the Partnership. For the purpose of expediting the checking and packaging of certificates for the Units, the Partnership agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Units by the Partnership to the Underwriter shall be borne by the Partnership. The Partnership will pay and save the Underwriter and any subsequent holder of the Units harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Units.

        3. Representations and Warranties of the Kinder Morgan Entities. Each of the Kinder Morgan Entities represents, warrants and covenants to the Underwriter that:

            (a) The Partnership meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-25997) on Form S-3 relating to the Units, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Partnership under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Such registration statement has been declared effective by the Commission. Copies of such registration statement and amendments have been delivered to the Underwriter. The term "Registration Statement" means the registration statement, including all financial statements and exhibits and all documents incorporated or deemed incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 430A and Rule 434 of the Rules and Regulations, or otherwise, and any registration statement filed under Rule 462 of the Rules and Regulations as such registration statement may be amended from time to time. The term "Prospectus" means the prospectus constituting a part of the Registration Statement and any amendments or supplements to such prospectus, including without limitation the prospectus supplement filed with the Commission in connection with the proposed sale of Units contemplated by this Agreement (the "Prospectus Supplement"), through the date of such Prospectus Supplement;
provided, however, that if any revised prospectus or prospectus supplement, including the Prospectus Supplement, shall be provided to the Underwriter by the Partnership for use in connection with the offering of the Units that differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Partnership with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Prospectus, and deemed to be incorporated therein by reference.

            (b) On the date the Registration Statement was declared effective by the Commission (the "Effective Date"), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the

Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Partnership shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus or the Registration Statement, did or will comply, in all material respects, with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required, in all material respects, to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Partnership by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the information contained in the Prospectus Supplement under the caption "Underwriting" constitutes the only information relating to the
Underwriter furnished in writing to the Partnership by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus. The Partnership has not distributed any offering material in connection with the offering or sale of the Units other than the Registration Statement and the Prospectus.

            (c) The documents which are incorporated by reference in the Registration Statement and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Closing Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

            (d) The Partnership is, and at the Closing Date will be, a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Partnership has, and at the Closing Date will have, all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the

Registration Statement and the Prospectus. The Partnership is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability). Complete and correct copies of the certificate of limited partnership and of the Agreement of Limited Partnership of the Partnership, as amended and restated (the "Partnership Agreement"), and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

            (e) Each of the Operating Partnerships is, and at the Closing Date will be, a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of the Operating Partnerships has, and at the Closing Date will have, all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Operating Partnerships is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability). Complete and correct copies of the certificate of limited partnership for each of the Operating Partnerships and of the Agreement of Limited Partnership of Operating Partnership-A, as amended and restated (the "Operating Partnership-A Agreement"), and the Agreement of Limited Partnership of Operating Partnership-B, as amended and restated (the "Operating Partnership-B Agreement" and, together with the Operating Partnership-A Agreement, the "Operating Partnership Agreements"), and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

            (f) Each of the General Partner and Kinder Morgan Natural Gas Liquids Corp. ("KMNGL Corp."), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the General Partner and KMNGL Corp. has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the General Partner and KMNGL Corp. is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability). Complete and correct copies of the certificate of incorporation and of the by-laws of the General Partner and KMNGL Corp. and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

            (g) To the best knowledge of the Kinder Morgan Entities, each of Heartland Partnership ("Heartland Partnership") and Mont Belvieu Associates ("Mont Belvieu Associates") is, and at the Closing Date will be, a general partnership duly formed, validly existing and in good standing under the laws of the State of Texas. To the best knowledge of the Kinder Morgan Entities, each of Heartland Partnership and Mont Belvieu Associates has, and at the Closing Date will have, all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. To the best knowledge of the Kinder Morgan Entities, each of Heartland Partnership and Mont Belvieu Associates is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability).

            (h) The only subsidiaries (as such term is defined in the Rules and Regulations) of the Partnership or other entities in which the Partnership or the Operating Partnerships have an equity ownership interest of 50% or more are those listed on Exhibit B hereto.

            (i) Kinder Morgan, Inc., a Delaware corporation formerly known as KC Liquids Holding Corporation ("KMI"), owns, and at the Closing Date will own, all of the issued and outstanding shares of capital stock of the General Partner; such shares of capital stock are duly authorized, validly issued, fully paid and nonassessable.

            (j) Richard D. Kinder, Morgan Associates, Inc. ("MAI") and First Union Corporation ("First Union") are the sole stockholders of KMI. Mr Kinder owns[71.04%] of the Class A voting stock of KMI. MAI owns [27.65%] of the Class A voting stock of KMI. First Union owns [1.30%] of the Class A voting stock and [100.0%] of the Class B nonvoting stock of KMI. All of such shares of Class A voting

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and Class B nonvoting stock are duly authorized,  validly issued, fully paid and nonassessable.

            (k) The General Partner is the sole general partner of the Partnership with a 1% general partner interest in the Partnership; such general partner interest is duly authorized by the Partnership Agreement and was validly issued to the General Partner; and, the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or as described in the Registration Statement or the Prospectus).

            (l) The General Partner is the sole general partner of each of the Operating Partnerships with a 1.0101% general partner interest in each of the Operating Partnerships; such general partner interests are duly authorized by the respective Operating Partnership Agreements, and were validly issued to the General Partner; and, the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or as described in the Registration Statement or the Prospectus).

            (m) At the Closing Date after giving effect to the issuance of the Units, the capitalization of the Partnership will consist of 6,989,000 Common Units (excluding up to 160,000 Common Units the sale of which to First Union Investors, Inc. is pending); such limited partner interests will be the only limited partner interests of the Partnership that are issued and outstanding at the Closing Date; all of the outstanding Common Units of the Partnership, have been duly authorized by the Partnership Agreement, are validly issued and are fully paid and nonassessable (except as nonassessability may be affected by certain provisions of the Delaware Revised Limited Partnership Act (the "Delaware Act")); the Units to be issued and sold by the Partnership hereunder and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable (except as nonassessability may be affected by certain provisions of the Delaware Act).

            (n) The Partnership is the sole limited partner of each of the Operating Partnerships with a 98.9899% limited partner interest in each of the Operating Partnerships; such limited partner interests, in each of such Partnerships, are duly authorized by the respective Operating Partnership Agreements, and were validly issued to the Partnership; and, the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or as described in the Registration

Statement or the Prospectus, including the security interest securing the guarantee of certain debt of the Operating Partnerships by the Partnership).

            (o) The description of the Common Units incorporated by reference in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any limited partner interests or shares of stock of any of the Kinder Morgan Entities pursuant to any partnership agreement, any articles or certificates of incorporation or other governing documents or any agreement or other instrument to which any of the Kinder Morgan Entities is a party or by which any of such entities may be bound (and other than the General Partner's preemptive right contained in the Partnership Agreement, other than the restrictions on transfer arising from the pledge of the Common Units owned by the General Partner and as set forth in the Prospectus). The offering and sale of Units as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Units or other securities of the Partnership. Except for certain grants made under the Partnership's Executive Compensation Plan, there are no outstanding options or warrants to purchase any Common Units.

            (p) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Partnership and the General Partner as of the respective dates thereof and the consolidated results of operations and cash flows of the Partnership for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Partnership or the General Partner are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Each of Arthur Andersen LLP and Price Waterhouse LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Partnership and the General Partner as required by the Act, Exchange Act, the Rules and Regulations and the Exchange Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

            (q)  Each of the  Kinder  Morgan  Entities  maintains  a  system  of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement or the Prospectus, (i) there has not been and will not have been any material change in the capitalization of any of the Kinder Morgan Entities, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of each of such entities, arising for any reason whatsoever and (ii) none of the Kinder Morgan Entities has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein.

            (s) None of the Kinder Morgan Entities is, nor at the Closing Date will be, (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company", a person "controlled by" an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (t) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best knowledge of the Kinder Morgan Entities, threatened against or affecting any of the Kinder Morgan Entities or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect any of the Kinder Morgan Entities or the business, properties, business prospects, condition (financial or otherwise) or results of operations of any of such entities.

            (u) Each of the Kinder Morgan Entities has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it (except, in each case, where the failure to do so will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability), and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected (except where such default will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability). To the best knowledge of each of the Kinder Morgan Entities, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder (except where such default will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability). None of the Kinder Morgan Entities is, nor at the Closing Date will any of them be, in violation of any provision of their respective agreements of limited partnership, certificates of incorporation or by-laws (except where such violation will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability).

            (v) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Partnership, in connection with the execution, delivery and performance of this Agreement by the Partnership or in connection with the taking by the Partnership of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriter of the Units.

            (w) Each of the Kinder Morgan Entities has full partnership or corporate power and authority, as the case may be, to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Kinder Morgan Entities and constitutes a valid and binding agreement with respect to each of such entities and is enforceable against each of them in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Units in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of any of the Kinder Morgan Entities pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under the limited partnership agreement, the certificate of incorporation or by-laws of any of the Kinder Morgan Entities, any contract or other agreement to which any of the Kinder Morgan Entities is a party or by which any of the Kinder Morgan Entities or any of their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of any of the Kinder Morgan Entities (except where such occurrence will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the Partnership or the limited partners of the Partnership to any material liability or disability).

            (x) Each of the Kinder Morgan Entities has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or as described in the Registration Statement or the Prospectus). Each of the Kinder Morgan Entities has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by such entity.

            (y) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which any of the Kinder Morgan Entities is a party have been duly authorized, executed and delivered by the such entity, constitute valid and binding agreements of such entity and are enforceable against such entity in accordance with the terms thereof.

            (z) No statement, representation, warranty or covenant made by any of the Kinder Morgan Entities in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect in any material respect.

            (aa) None of the Kinder Morgan Entities nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

            (bb) On the Closing Date, the Units will be duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

            (cc) Each of the Kinder Morgan Entities is in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees (except where such noncompliance will not have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities or subject the

Partnership or the limited partners of the Partnership to any material liability or disability); no labor dispute with the employees of any of the Kinder Morgan Entities exists or, to the knowledge of any of such entities, is imminent or threatened; and none of the Kinder Morgan Entities is aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of any of the Kinder Morgan Entities.

            (dd) None of the Kinder Morgan Entities has nor, to their knowledge, has any employee or agent thereof made any payment of funds to any of the Kinder Morgan Entities or received or retained any funds therefrom in violation of any law, rule or regulation of a character required to be disclosed in the Prospectus.

            (ee) The Partnership  has complied,  and until the completion of the distribution of the Units will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Units.

            (ff) Each of the Kinder Morgan Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Kinder Morgan Entities, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

            (gg) In the  ordinary  course of its  business,  each of the  Kinder
Morgan Entities conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of such entity, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or
operating   expenditures  required  for  clean-up,   closure  of  properties  or
compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus, there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would have a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Kinder Morgan Entities, taken as a whole.

            (hh) The Partnership maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

             (ii) Each of the Kinder Morgan Entities has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and none of such entities has any knowledge of any tax deficiency which has been or might be asserted or threatened against it. There are no tax returns of any of the Kinder Morgan Entities that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any of the Kinder Morgan Entities has received notice), where the findings of such audit, if adversely determined, would result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Kinder Morgan Entities, taken as a whole.

            (jj) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Partnership, or with respect to which the Partnership could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of the Kinder Morgan Entities, there exists no condition or set of circumstances, in connection with which the Partnership could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Kinder Morgan Entities, taken as a whole.

          4. Agreements of the Partnership and General Partner. Each of the Partnership and the General Partner agree with the Underwriter as follows:

            (a) The Partnership will not, either prior to the Closing Date or thereafter, during such period as the Prospectus is required by law to be delivered in connection with sales of the Units by the Underwriter or any dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

            (b) The Partnership will notify the Underwriter promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 4(d) that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (5) of receipt by the Partnership or any representative or attorney of the Partnership of any other communication from the Commission relating to the Partnership, the Registration Statement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

            (c) The Partnership will furnish to the Underwriter, upon request, a signed copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus.

            (d) The Partnership will deliver to the Underwriter, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriter may reasonably request. The Partnership consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Partnership or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Partnership will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request.

            (e) Prior to any public offering of the Units by the Underwriter, the Partnership will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

            (f) During the period of five years commencing on the Closing Date, the Partnership will, upon request, furnish to the Underwriter a copy of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

            (g) The Partnership will make generally available to holders of its securities as soon as may be practicable an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

            (h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation and delivery of certificates representing the Units, (2) the listing of the Units on the New York Stock Exchange, (3) counsel to the Partnership (including any expenses related to the offering of the Units) in excess of $50,000 and (4) the transfer agent for the Units.

            (i) If this Agreement shall be terminated by the Partnership pursuant to any of the provisions hereof or if for any reason the Partnership shall be unable to perform its obligations hereunder, the Partnership will reimburse the Underwriter for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriter) reasonably incurred by them in connection herewith.

            (j) The Kinder Morgan Entities have not nor will they at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Units to facilitate the sale or resale of any of the Units.

            (k) The Partnership will apply the net proceeds from the offering and sale of the Units to be sold by the Partnership in the manner set forth in the Prospectus Supplement under "Use of Proceeds."

            (l) During the period of 30 days commencing at the Closing Date, neither the General Partner nor the Partnership will, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Units or securities convertible into Common Units, other than to the Underwriter pursuant to this Agreement, excluding the sale of up to 160,000 Common Units to First Union Investors, Inc. as described in the Prospectus. The foregoing sentence shall not apply to any Common Units issued by the Partnership in connection with or as payment of any part of or to finance the purchase price for the acquisition by the Partnership of assets (including by way of purchase of capital stock or partnership interests), including, without limitation, Common Units issued by the Partnership to the General Partner in connection with any such acquisition.

          5. Conditions of the Obligations of the Underwriter. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriter hereunder are subject to the following conditions:

            (a) Notification that all filings required by Rule 424 of the Rules and Regulations shall have been made.

            (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter who did not object thereto in good faith, and the Underwriter shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the General Partner and the Chief Financial Officer of the General Partner (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii), (iii) and
(iv).

            (c) Since the respective  dates as of which  information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Kinder Morgan Entities, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
(ii) none of the Kinder Morgan Entities shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Units by the Underwriter at the initial public offering price.

            (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against any of the Kinder Morgan Entities or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of any of the Kinder Morgan Entities.

            (e) Each of the representations and warranties of the Kinder Morgan Entities contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of any of the Kinder Morgan Entities and all conditions herein contained to be fulfilled or complied with by any of the Kinder Morgan Entities at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

            (f) The Underwriter shall have received an opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriter, from Morrison & Hecker L.L.P., counsel to the Kinder Morgan Entities, to the effect set forth in Exhibit C.

            (g) The Underwriter shall have received an opinion, dated the Closing Date, from Andrews & Kurth, L.L.P., counsel to the Underwriter which opinion shall be satisfactory in all respects to the Underwriter.

            (h) On the Closing Date, Arthur Andersen LLP shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the
Underwriter and in form and substance satisfactory to the Underwriter, confirming that they are independent accountants with respect to the Partnership and the General Partner as required by the Act and the Rules and Regulations, and with respect to certain financial information contained in the Registration Statement or incorporated by reference therein.

            (i) On the Closing Date, Price Waterhouse LLP shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter, confirming that they are independent accountants with respect to the Partnership and the General Partner as required by the Act and the Rules and Regulations, and with respect to certain financial information contained in the Registration Statement or incorporated by reference therein.

            (j) At the Closing Date, there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the General Partner, in form and substance satisfactory to the Underwriter, to the effect that:

                     (i) Each signer of such certificate has carefully  examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                     (ii) Each of the representations and warranties of the Kinder Morgan Entities contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                     (iii) Each of the covenants required herein to be performed by any of the Kinder Morgan Entities on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by such Kinder Morgan Entity on or prior to the date of such certificate has been duly, timely and fully complied with; and

                     (iv) Since the respective dates as of which  information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Kinder Morgan Entities, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) none of the Kinder Morgan Entities has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus;

and such other matters as the Underwriter may reasonably request.

            (k) The Units shall be qualified for sale in such states as the Underwriter may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

            (l) Prior to the Closing Date, the Units shall have been duly authorized for listing by the New York Stock Exchange subject to official notice of issuance.

            (m) The Partnership shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Kinder Morgan Entities herein, as to the performance by each of the Kinder Morgan Entities of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

            6.       Indemnification.

            (a) The Kinder Morgan Entities will, jointly and severally, indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of any of the Kinder Morgan Entities or based on written information furnished by or on behalf of the Kinder Morgan Entities filed in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or
(iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Kinder Morgan Entities shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided that the Kinder Morgan Entities will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Partnership by the Underwriter expressly for inclusion in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that the Kinder Morgan Entities might otherwise have.

            (b) The Underwriter will indemnify and hold harmless the Kinder Morgan Entities, each person, if any, who controls Kinder Morgan Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the General Partner and each officer of the General Partner who signed the Registration Statement to the same extent as the foregoing indemnity from the Kinder Morgan Entities to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Partnership by the Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that the Underwriter might otherwise have;

provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by it.

            (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Kinder Morgan Entities or the Underwriter, the Kinder Morgan Entities and the Underwriter will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Kinder Morgan Entities from persons other than the Underwriter, such as persons who control the Partnership within the meaning of the Act, officers of the General Partner who signed the Registration Statement and directors of the General Partner, who also may be liable for contribution) to which the Kinder Morgan Entities and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Kinder Morgan Entities on the one hand and the Underwriter on the other. The relative benefits received by the Kinder Morgan Entities on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Kinder Morgan Entities, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Kinder Morgan Entities or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Kinder Morgan Entities and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the General Partner who signed the Registration Statement will have the same rights to contribution as the Kinder Morgan Entities, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

            (e) The  indemnity  and  contribution  agreements  contained in this
Section 6 and the representations and warranties of the Kinder Morgan Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter,
(ii) acceptance of the Units and payment therefore or (iii) any termination of this Agreement.

            7. Termination. The obligations of the Underwriter under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Partnership from the Underwriter, without liability on the part of the Underwriter to the Kinder Morgan Entities, if, prior to delivery and payment for the Units, in the sole judgment of the Underwriter, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Kinder Morgan Entities' business, properties, business prospects, condition (financial or otherwise) or results of operations, taken as a whole, (ii) trading in any of the equity securities of the Partnership shall have been suspended by the Commission, the NASD or by the New York Stock Exchange, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus.

            8. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Partnership, or any of the other Kinder Morgan Entities, at the office of Kinder Morgan Energy Partners, L.P., 1301 McKinney, Suite 3450, Houston, Texas 77010 Attention: Thomas P. King, or (b) if to the Underwriter, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

            This Agreement has been and is made solely for the benefit of the Underwriter and the Kinder Morgan Entities and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Units from the Underwriter

            All representations, warranties and agreements of the Kinder Morgan Entities contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

            This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

            In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

            Each of the Kinder Morgan Entities and the Underwriter hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Kinder Morgan Entities and the Underwriter.

            Please confirm that the foregoing correctly sets forth the agreement among the Kinder Morgan Entities and the Underwriter.

                                Very truly yours,

                     KINDER MORGAN ENERGY PARTNERS, L.P.
                     By: Kinder Morgan G.P., Inc.

                      By: /s/ Richard D. Kinder
                          Richard D. Kinder
                          Chairman of the Board and Chief
                          Executive Officer

                     KINDER MORGAN OPERATING L.P. "A"

                     By: Kinder Morgan G.P., Inc.

                      By: /s/ Richard D. Kinder
                          Richard D. Kinder
                          Chairman of the Board and Chief
                          Executive Officer

                     KINDER MORGAN OPERATING L.P. "B"

                     By: Kinder Morgan G.P., Inc.

                      By: /s/ Richard D. Kinder
                          Richard D. Kinder
                          Chairman of the Board and Chief
                          Executive Officer

                            KINDER MORGAN G.P., INC.

                     By:  /s/ Richard D. Kinder
                                Richard D. Kinder
                         Chairman of the Board and Chief
                         Executive Officer

Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED

By: /s/ Charles H. Prioleau
       Charles H. Prioleau
       First Vice President

                                                                       EXHIBIT A

             KINDER MORGAN ENERGY PARTNERS, L.P.

                 PRICE DETERMINATION AGREEMENT


August 18, 1997



PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

            Reference is made to the Underwriting Agreement, dated August 18, 1997 (the "Underwriting Agreement"), among the Kinder Morgan Entities and PaineWebber Incorporated (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from Kinder Morgan Energy Partners, L.P. (the "Partnership"), subject to the terms and conditions set forth therein, of an aggregate of 329,000 Common Units representing limited partner interests in the Partnership (the "Units"). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Underwriting Agreement.Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree as follows:

            The initial public offering price per Common Unit for the Units shall be $64.125.

            The purchase price per Common Unit for the Units to be paid by the Underwriter shall be $60.925 representing an amount equal to the initial public offering price set forth above, less $3.20 per Common Unit.

            The Kinder Morgan Entities represent and warrant to the Underwriter that the representations and warranties of the Kinder Morgan Entities set forth in Section 3 of the Underwriting Agreement are accurate, in all material respects, as though expressly made at and as of the date hereof.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles of such State.

            If the foregoing is in accordance with your understanding of the agreement among the Partnership and the Underwriter, please sign and return to the

Partnership a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Partnership and the Underwriter in accordance with its terms and the terms of the Underwriting Agreement.

                                Very truly yours,

                                KINDER MORGAN ENERGY PARTNERS, L.P.

                                By: Kinder Morgan G.P., Inc.


                                By: /s/ Richard D. Kinder
                                    Richard D. Kinder
                                    Chairman and Chief Executive Officer

Confirmed as of the date first above written:

PAINEWEBBER INCORPORATED



By:   /s/ Charles H. Prioleau
      Charles H. Prioleau
      First Vice President

                                                                       EXHIBIT B


                SUBSIDIARIES OF THE PARTNERSHIP

Operating Partnership-A
Operating Partnership-B
KMNGL Corp.
Heartland Partnership (50% partnership interest held by Operating Partnership-A) Mont Belvieu Associates (50% partnership interest held by KMNGL Corp.)

                                                                      EXHIBIT C



Form of Opinion of Morrison & Hecker L.L.P.

         (a) Each of the Partnership, the General Partner and the Operating Partnerships (collectively, the "Kinder Morgan Entities") have been duly formed, and are validly existing and in good standing under the laws of the State of Delaware and each such entity has the partnership or corporate power and authority, as the case may be, to conduct its business as described in the Registration Statement and the Prospectus. To our knowledge, each of the Kinder Morgan Entities is duly qualified to do business and is in good standing as a foreign corporation or foreign limited partnership, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified cannot reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations or business of the Kinder Morgan Entities taken as a whole.

         (b) The General Partner is the sole general partner of the Partnership with a 1% general partner interest in the Partnership; such general partner interest is duly authorized by the Partnership Agreement and was validly issued to the General Partner; and, to our knowledge, the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or as described in the Registration Statement or the Prospectus).

         (c) The General Partner is the sole general partner of each of the Operating Partnerships with a 1.0101% general partner interest in each of the Operating Partnerships; such general partner interests are duly authorized by the respective Operating Partnership Agreements and were validly issued to the General Partner; and, to our knowledge, the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or as described in the Registration Statement or the Prospectus and except as provided in the Operating Partnership Agreements).

         (d) At the Closing Date, after giving effect to the issuance and sale of the Units to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, to our knowledge, the capitalization of the Partnership consists of 6,989,000 Common Units [Note: such number may be increased by up to 160,000 Common Units to be sold to First Union Investors, Inc. if such sale has been completed by the Closing Date]; to our knowledge, such Common Units are the only limited partner interests of the Partnership that are issued and outstanding at the Closing Date; all of such Common Units have been duly authorized by the Partnership Agreement, are validly issued and are fully paid and nonassessable (except as nonassessability may be affected by certain provisions of the Delaware Act).

         (e) The Partnership is the sole limited partner of each of the Operating Partnerships with a 98.9899% limited partner interest in each of the Operating Partnerships; such limited partner interests, in each of such
Operating Partnerships, are duly authorized by the respective Operating Partnership Agreements and were validly issued to the Partnership; and, the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims (i) as are not, individually or in the aggregate, material, (ii) as described in the Registration Statement or the Prospectus or (iii) arising out of the pledge by the Partnership of the limited partner interests of the Operating Partnerships to secure certain indebtedness of the Operating Partnerships).

         (f) None of the Units, when paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be subject to any preemptive or similar right under (i) the Delaware Act, (ii) the Partnership Agreement (except for the General Partner's preemptive right contained in Section 4.5 of the Partnership Agreement, which has been waived with respect to the issuance and sale of the Units to the Underwriter) or (iii) any instrument, document, contract or agreement filed as an exhibit to or incorporated by reference in the Registration Statement. Except (i) as described in the Registration Statement or the Prospectus and (ii) the Partnership's Executive Compensation Plan, to our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any Common Units or any partnership interest or share of capital stock of any of the Kinder Morgan Entities to any person or any security or other instrument that by its terms is convertible into, exercisable for and exchangeable for Common Units.

         (g) No consent,  approval,  authorization or order of, or any filing or declaration with, any Federal, Kansas, Missouri or Delaware court or governmental agency or body is required under Federal, Kansas or Missouri law or under the Delaware Act or the Delaware General Corporation Law in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Partnership, in connection with the execution, delivery and performance of the Underwriting Agreement by the Kinder Morgan Entities in connection with the taking by any of the Kinder Morgan Entities of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriter of the Units to be sold by the Partnership. All references in this opinion to the Underwriting Agreement shall include the Price Determination Agreement.

         (h) The Registration Statement and the Prospectus (including any, documents incorporated by reference into the Prospectus, at the time they were filed) comply in all material respects as to form with the requirements of the Act, the Exchange Act, the Exchange Act Rules and Regulations and tile Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein). In passing upon the compliance as to form of the Registration Statement and Prospectus, we have assumed that the statements made therein are correct and complete.

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         (i)  To  our  knowledge,  any  instrument,  document,  lease,  license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement.

         (j) To our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of Common Units by reason of the filing or effectiveness of the Registration Statement.

         (k) The Units have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

         (l) Upon delivery of the certificates evidencing the Units, and payment therefor as provided in the Underwriting Agreement, the Underwriter will acquire the Units free of all adverse claims (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC")), assuming (i) the Underwriter is acting in good faith, (ii) the Underwriter has no notice of any adverse claim (as such term is used in Section 8-302 of the UCC) and (c) the certificates evidencing the Units are registered in the name of the Underwriter or endorsed to the Underwriter or a nominee of the Underwriter.

         (m) The statements under the caption (i) "Item 1: Business-Regulation" in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated by reference into the Registration Statement and the Prospectus and (ii) "Risk Factors-Tax Considerations" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of Federal, Kansas or Missouri law, the Delaware Act or the Delaware General Corporation Law, are accurate summaries and fairly and correctly present in all material respects the information called for with respect to such matters.

         (n) Each of the Kinder Morgan Entities has the partnership or corporate power and authority, as the case may be, to enter into the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by the Kinder Morgan Entities.

         (o) The execution and delivery by the Kinder Morgan Entities of, and the performance by such entities of their agreements in, the Underwriting Agreement do not and will not (i) violate the certificate of incorporation or bylaws of the General Partner, (ii) violate the Partnership Agreement or the Operating Partnership Agreements, (iii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of any of the Kinder Morgan Entities pursuant to the terms of, any instrument, document, contract or other agreement filed as an exhibit to, or incorporated as an exhibit by reference in, the Registration Statement, (iv) breach or otherwise violate an existing obligation of any of the Kinder Morgan Entities under any court or administrative order, judgment or decree of which we have knowledge or (v) violate applicable provisions of the Delaware Act, the Delaware

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General Corporation Law, any statute or regulation of the States of Missouri and
Kansas or of the United States.

         (p) None of the Kinder Morgan Entities is (a) an "investment company" or a person "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder or (b) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (q) The Registration Statement was declared effective under the Act by the Commission as of June 26, 1997 and no order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose has been instituted or is pending, threatened or contemplated. Any required filing of the Prospectus relating to the sale of the Units pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such rule.

         (r) We hereby further confirm to you that, to our knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against any of the Kinder Morgan Entities, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator that are required to be described or referred to in the Registration Statement or the Prospectus that have not been so described or referred to therein.

         (s) We inform you that we have participated in conferences with officers and other representatives of the Partnership, representatives of the Partnership's accountants, representatives of the underwriters and counsel for the underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Partnership), no facts have come to our attention that lead us to believe that the Registration Statement at the time it became effective (other than the financial statements and notes thereto, the schedules and other financial or statistical data contained therein or in the exhibits to the Registration Statement and the information referred to under the caption "Experts" as having been included in the Prospectus on the authority of such named entities as experts, as to which we do not comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or as of the date hereof (other than the financial statements and notes thereto, the schedules and other financial and statistical data contained therein and the information referred to under the caption "Experts" as having been included in the Prospectus on the authority of such named entities as Experts, as to which we do not comment) contained an untrue statement of a material fact or omitted to state a material fact

                             4

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required to be stated  therein or necessary to make the statements  therein,  in light of the circumstances under which they were made, not misleading.

         This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 5(f) of the Agreement.



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